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                                                                  EXHIBIT (j)(5)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of our report dated October 1, 1999, relating to the financial statements and financial highlights of the Eaton Vance Worldwide Health Sciences Fund (the "Fund") and of our report dated October 1, 1999, relating to the financial statements and supplementary data of the Worldwide Health Sciences Portfolio, which appear in the August 31, 1999 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP
                                  PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
December 20, 1999